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                                                                EXHIBIT 10.8(a)


                    AMENDED AND RESTATED MARKETING, SELLING,
                ADMINISTRATIVE AND MANAGEMENT SERVICES AGREEMENT


  THIS AMENDED AND RESTATED MARKETING, SELLING, ADMINISTRATIVE AND MANAGEMENT SERVICES AGREEMENT ("Agreement") is made as of May 6, 1994, between Larizza Industries, Inc., an Ohio corporation whose address is 201 West Big Beaver Road, Suite 1040, Columbia Center, Troy, Michigan, U.S.A. 48084 ("Larizza"), and Manchester Plastics, Ltd., an Ontario corporation whose address is 900 Queen Street, Gananoque, Ontario, Canada K7G 2W7 ("Manchester").

                                R E C I T A L S

  A. Manchester is a wholly-owned subsidiary of Larizza.

  B. Manchester has obtained and will continue to obtain from time to time certain marketing, selling and sales representative services from Larizza.

  C. Larizza and Manchester have previously entered into the Marketing, Selling, Administrative and Management Services Agreement, dated as of December 20, 1991 (the "Prior Agreement"). Simultaneously with the execution of this Agreement, Manchester is selling certain assets to Larizza pursuant to the Asset Sale and Purchase Agreement between the parties.

  D. Larizza and Manchester desire to amend and restate the Prior Agreement and to set forth in writing their understanding and agreement with respect to Larizza's provision of, and Manchester's payment for, marketing, selling, sales representative, administrative and management services.

  THEREFORE, Larizza and Manchester agree as follows:

  1. Marketing, Selling, Sales Representative, Administrative and Management Services. Larizza has rendered and shall, during the term of this Agreement, continue to render, to Manchester marketing, selling, sales representative, administrative and management services. Such services shall include, without limitation, (i) those described in the attached Exhibit A, which is incorporated into and made a part of this Agreement, (ii) soliciting and securing purchase orders from existing and potential new customers for the manufacturing of products of Manchester, (iii) preserving the relationships with manufacturers representatives seeking to secure such purchase orders for Manchester, (iv) servicing Manchester customers with respect to current and future purchase orders, (v) preparing and distributing marketing and advertising literature, and (v) developing and coordinating Manchester's marketing strategy and program. The services to be rendered by Larizza under this Section 1 shall be modified from time to time by agreement of the parties to reflect changes in the business and activities of the parties.
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  2. Compensation and Reimbursement.  During the term of this Agreement,
Manchester shall (i) pay to Larizza, as full compensation for its services rendered pursuant to Section 1, (A) 3% of its "Gross Sales" (as defined below) during the term, minus (B) amounts payable by Manchester to third party manufacturers' representatives engaged by Manchester, with respect to "Gross Sales" during the term, and (ii) reimburse Larizza for all expenses incurred by Larizza in rendering the services described in Exhibit A plus an additional amount equal to 15% of such expenses. Larizza shall be responsible for compensating its own marketing and sales representatives and employees.
Larizza shall submit a bill to Manchester for the expenses described above, and Manchester shall pay all of the compensation and reimbursements described above to Larizza on a monthly or other periodic basis. For purposes of this Agreement, "Gross Sales" shall mean the total price charged by Manchester during the term of this Agreement to its customers, as such price and the date of the charge are shown by its invoices to customers, less any returns and allowances granted by Manchester with respect to such invoices. All payments under this agreement and the computations of such payments shall be made in United States dollars.

  3. Term. The "term" of this Agreement shall begin effective as of January 1, 1994 and shall terminate upon not less than 30 days prior written notice from the party desiring to terminate this Agreement to the other party.

  4. Indemnities. If the payments required under Section 2 shall, upon audit or other examination of the tax returns of Larizza and/or Manchester, be determined to be more or less than the fair market value of the services rendered under this Agreement, and either:

     (a) such determination shall be acceded to by both of the parties to this Agreement, or

     (b) such determination shall be made final by the appropriate taxing authority or a court of competent jurisdiction of a taxing state (and no appeal shall be taken therefrom or the applicable period for filing notice of appeal shall have expired), and appropriate relief from double taxation on account of such determination shall have been obtained from the other taxing state's competent authority, within the meaning of the Canada - United States Tax Convention, with any Protocols, as amended (or the applicable period for obtaining such relief shall have expired), then, in the case of excessive payments, Larizza shall repay the excess to Manchester (after reduction for any applicable withholding taxes) and, in the case of deficient payments, Manchester shall pay the deficiency to Larizza (after reduction for any applicable withholding taxes).


  5. Interest Rate. Each of Larizza and Manchester agrees to pay to the other interest on all sums not paid by Larizza or Manchester to the other when due and owing under the provisions of this Agreement from the date of





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such delinquency until paid at the rate applicable to intercompany indebtedness owing by Larizza or Manchester to the other; provided, however, that such interest rate shall constitute an "arms-length rate of interest" within the meaning of Section 1.482-2(a)(2)(iii) of the United States Treasury
Regulations, as amended.

  6. Notices. All notices given pursuant to this Agreement shall be in writing and shall be delivered by first class mail to the appropriate party, at the address of such party set forth above, or at such other address as may be designated by such party in writing from time to time.


  7. Nonassignability. This Agreement and the obligations and rights of the parties under this Agreement shall not be assignable by either party without the prior written consent of the other party.

  8. Governing Law. This Agreement has been entered into in Michigan, and shall be governed and construed in accordance with the laws of the State of Michigan.

  IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date set forth in the introductory paragraph of this Agreement.


                                                   LARIZZA INDUSTRIES, INC.


                                                   By:    /s/ TERENCE C. SEIKEL


                                                    Its: Chief Financial Officer


                                                   MANCHESTER PLASTICS, LTD.


                                                   By:    /s/ TERENCE C. SEIKEL


                                                    Its: Chief Financial Officer





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                                   EXHIBIT A
                     TO MARKETING, SELLING, ADMINISTRATIVE
                    AND MANAGEMENT SERVICES AGREEMENT BY AND
                  BETWEEN LARIZZA INDUSTRIES, INC. ("Larizza")
                  AND MANCHESTER PLASTICS, LTD. ("Manchester")


  The marketing, selling, administrative and management services to be performed by Larizza under the Agreement shall include the following, as well as such other marketing, selling, administrative and management services as shall be established by the parties from time to time:

  1. Marketing and Selling Services.

     a.  Preparation and distribution of marketing and advertising literature.

     b. Representation of Manchester with respect to soliciting new orders from existing and potential new customers and servicing such customers with respect to current and future purchase orders.

  2. Administrative and Financial Services.

     a. Developing, reviewing and implementing financial, capital and operating plans, forecasts and budgets.

     b. Providing overall guidance and assistance with respect to financial and accounting systems, including ensuring uniformity of financial reporting.

     c. Assistance in preparation of financial statements, tax returns and representation regarding tax controversies.

     d. Planning and coordination of audits by Manchester's independent auditors and preparation of schedules and workpapers related to such audits.

     e. Overall coordination of cash, including cash management, assistance in the preparation of cash flow projections and investing excess cash.

     f. Negotiating and maintenance of credit facilities, including assistance in management of credit and collection and the monitoring of representations, warranties and covenants in order to ensure compliance with credit arrangements.

     g. Coordination of risk management, including assistance in obtaining and establishing insurance policies.
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     h.  Providing credit guarantees, enhanced credit leverage and other services in obtaining required credit.

     i. Coordinating Manchester's involvement in litigation, including contracting for and coordinating legal services and maintaining relationships with outside counsel.

   3.  Management Services.

     a. Assistance in selecting personnel, making recommendations as to compensation and incentive plans and negotiating union contracts and responding to all grievances under such union contracts.

     b. Providing overall executive management services including, without limitation, long-term corporate guidance, planning and decision-making.

     c. Assistance in developing and coordinating new manufacturing procedures and technologies.

     d. Assistance in establishing and ensuring compliance with quality systems in accordance with customer requirements and coordinating quality audits performed by customers.

     e.  Overall management of manufacturing facilities.





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